UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 9, 2018

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On August 9, 2018, the Board of Directors (the “Board”) of Juniper Networks, Inc. (the “Company”) approved a new form of Indemnification Agreement (the “Indemnification Agreement”) for the Company’s directors, officers and certain employees. The Indemnification Agreement updates the prior form by, among other things: removing all references to the Company’s D&O Trust, which has terminated; clarifying that the Company will not unreasonably withhold or delay consent to a settlement involving a director or officer; establishing a process for selecting an “independent legal counsel”; and clarifying that the Company will not indemnify (i) an indemnitee’s compensation “clawed back” as required under SEC rules or (ii) conduct by an indemnitee that is knowingly fraudulent (as established by a court).

The Indemnification Agreement will be the form used for all newly appointed directors and officers and certain newly hired employees. For existing directors, officers and certain employees who elect to enter into the Indemnification Agreement, it shall supersede any prior Indemnification Agreement previously entered into between the Company and such individuals.

The description of the Indemnification Agreement is qualified in its entirety by reference to the text of the Indemnification Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement entered into by the Registrant with each of its directors, officers and certain employees, approved for use on August 9, 2018*+

*	Filed herewith
+	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

August 10, 2018	By:	/s/ Brian M. Martin
Name: Brian M. Martin
Title: Senior Vice President and General Counsel